                              AMENDMENT AGREEMENT


                  AMENDMENT AGREEMENT, dated as of April 24, 1998, to the Note Purchase and Warrant Agreement dated as of April 14, 1997 (the "Agreement") by and among IOMED, INC., a Utah corporation ("IOMED"), ELAN INTERNATIONAL SERVICES, LTD., a Bermuda corporation ("EIS"), ELAN INTERNATIONAL MANAGEMENT, LTD., a Bermuda corporation ("EIM"), and, solely in the capacity of escrow agent hereunder, BROCK FENSTERSTOCK SILVERSTEIN & MCAULIFFE LLC, a New York limited liability company (the "Escrow Agent"). Capitalized terms used and not defined herein have the meanings assigned to them in the Agreement.


                                   RECITALS:

                  A. EIM purchased from IOMED certain promissory notes dated as of the date of the Agreement in the original principal amounts of $10 million (the "A Note") and $5 million (the "B Note"; together with the A Note, the "Notes").

                  B. Pursuant to the terms of the Agreement, on the date of consummation of an IOMED IPO, the outstanding amount of principal and accrued and unpaid interest on the Notes are provided to be due and payable to EIM, and EIS is obligated to subscribe for a certain number of shares of IOMED Common Stock (the "Subscription"), as set forth in the Agreement.

                  C. The parties desire to amend the Agreement as set forth herein in order to clarify the timing and process of such payment and the Subscription.


                                   AGREEMENT:

                  The parties hereto agree as follows:

         1. Closing. The closing of the transactions contemplated by this Agreement shall occur as of April 24, 1998 (the "Calculation Date") at the offices of BFSM in New York City, or at such other place as the parties hereto shall agree. On the Calculation Date:

                  (a) IOMED shall pay to EIM (i) the principal amount of $10 million together with interest in the amount of $500,958.94 in full satisfaction of the A Note, and (ii) the principal amount of $5 million together with interest in the amount of $250,479.47 in full satisfaction of the B Note; the parties conclusively acknowledging that the interest amounts referred to herein constitute the aggregate interest due and payable on the Notes through and including the Calculation Date, and that under certain circumstances such amounts may be recalculated in accordance with the terms of Section 2(b) below; and

                  (b) EIM shall deliver to the Escrow Agent the original counterparts of the Notes, together with an executed statement in the form of Exhibit A hereto (the "Payoff Letter"), all of which shall be held in escrow by the Escrow Agent until consummation of the Subscription as described below.

         2.       Subscription.

                  (a) Upon receipt of written notification from the U.S. Securities and Exchange Commission that IOMED's Registration Statement on Form S-1, as amended (the "Form S-1"), shall have been declared effective, IOMED shall notify EIS of such receipt (the "Notice") by delivery of the notification form attached hereto as Exhibit B. Not later than the third day after receipt of the Notice:

                           (i) EIS shall pay to IOMED (x) $10,500,958 as payment in full for 1,400,128 shares of Common Stock, and (y) $5,250,479 as payment in full for 700,064 shares of Common Stock (shares issuable in respect of such purchases, the "Shares");

                           (ii) IOMED shall deliver to EIS certificates evidencing the Shares (the "Certificates"), subject to Section 3 below; and

                           (iii) the Escrow Agent shall deliver the original counterparts of the Notes and the original Payoff Letter to IOMED.

                  (b) In the event that IOMED has not provided written Notice to EIS on or before April 30, 1998, as of the date on which the Notice is received (the "Recalculation Date"), the parties shall recalculate
         (x) the accrued interest amounts referred to in Section 1(a), (y) the subscription price for the Shares referred to in Section 2(a)(i), and
         (z) the number of Shares referred to in Section 2(a)(i)(y);

                  (c) On the Recalculation Date, (i) IOMED shall pay to EIM the accrued and unpaid amount of the recalculated interest as described above, (ii) EIS shall pay to IOMED the recalculated subscription price and (iii) IOMED shall deliver to EIS certificates evidencing the recalculated number of Shares, subject to Section 3 below.

         3. Exchange. As of the date hereof, EIS hereby exercises its right under Section 1.6 of the Agreement, to convert 893,801 shares of Common Stock to 893,801 shares of IOMED convertible Series D Non-Voting Preferred Stock (the "D Preferred"), without par value, and having the rights and preferences as described in the Certificate of Designations, a copy of which is attached hereto as Exhibit C. IOMED shall deliver certificates evidencing the D Preferred shares along with the Certificates in accordance with Section 2(a)(ii) above.

         4. Registration. Neither the Shares nor the D Preferred shall be registered under the Securities Act of 1933 at the time of issuance, and the Certificates, including certificates evidencing the D Preferred, shall bear a restrictive legend as indicated in the Agreement. All Shares, including shares issuable upon conversion of the D Preferred, shall be Registrable Securities (as defined in the Agreement) entitled to registration and other rights and benefits in accordance with the terms of the Registration Rights Agreement dated as of the date of the Agreement.

         5.       Representations, Covenants and Warranties.

                  (a) IOMED hereby represents and covenants to EIS and EIM as follows:

                        (i) all representations and warranties made by IOMED in the Agreement are true and correct as if made as of the date hereof, except that

                                (x) Schedule 4(a)(i)(x) attached hereto
     accurately and completely sets forth the current capital structure of the Company, and except for the options and warrants described thereon, the Company does not have any rights or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance by the Company of, any capital stock or securities convertible into or exchangeable for its capital stock;

                                (y) Schedule 4(a)(i)(y) attached hereto
     accurately and completely sets forth the unaudited consolidated balance sheet of the Company as of December 31, 1997, prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods; and

                                (z) Schedule 4(a)(i)(z) attached hereto
     accurately and completely sets forth any additional material contracts of the Company executed since the date of the Agreement. There is no default or violation thereunder by any party thereto, and the Closing and the consummation of the transactions contemplated hereby will not cause the Company or any party to such a material contract to be in default or violation thereof.

                        (ii) IOMED has filed a preliminary Form S-1 with the SEC and will amend such Form in response to SEC comments thereon, and use its best efforts to cause such Form S-1 to be declared effective by the SEC as soon as practicable;

                        (iii) IOMED has, as of the date hereof, fully complied with each and every affirmative covenant or refrained from violating each and every negative covenant, as applicable, as described in Article 4 of the Agreement.

                  (b) EIS and EIM hereby represent to IOMED that all representations and warranties made by EIS and EIM in the Agreement are true and correct in all material respects as of the date hereof.

         6. Termination. In the event that IOMED shall not have consummated the IPO on or before May 10, 1998, this Amendment shall be of no force or effect, unless otherwise agreed to by each of the parties hereto. In the case of such termination:

            (a) EIM shall immediately return the full amount of funds paid, if any, by IOMED in repayment of the Notes to IOMED;

            (b) the Escrow Agent shall return the Notes and the Payoff Letter held in escrow to EIM; and

            (c) the transactions contemplated herein shall be canceled and annulled and of no further force and effect.

         7. Release of Security Interest. Upon the repayment of the Notes by IOMED, as contemplated herein, the security interest in and to the "Elan Iontophoretic Intellectual Property and the DDS Iontophoretic Patent Rights" granted to EIM pursuant to paragraph 1.5(b) of the Agreement shall automatically, and without further action by the parties, be released and terminated. EIM shall take all reasonable actions as may be requested by IOMED from time to time, including without limitation the execution and delivery of documents and instruments, necessary to evidence such release and termination.

         8. Governing Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to the choice of laws provisions thereof.

         9. Escrow Agent.

                  (a) In performing its duties hereunder, the Escrow Agent shall be entitled to rely upon certificates, signatures and instructions from the parties hereto which it, in good faith, believes to be genuine.

                  (b) The Escrow Agent shall not be entitled to receipt of any fee in connection with its escrow services as described herein.

                  (c) The parties hereto hereby agree to indemnify the Escrow Agent from loss, liability, demand, claim, action, cause of action, cost, damage or expense, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses"), that the Escrow Agent may incur as a result of, in connection with, relating or incidental to or by virtue of any nonfulfillment, default or breach of its duties hereunder; except that the foregoing indemnity shall not be applicable to Losses owing to gross negligence on the part of the Escrow Agent.

                  (d) The parties hereto hereby waive any claim of conflict of interest on the part of the Escrow Agent in performing its duties hereunder and in its continuing legal representation of EIS and EIM.

         10. No other amendment. The amendment of the Agreement is limited to the matters described herein; all other portions of the Agreement shall remain unchanged and in full force and effect as originally stated.

                            [Signature page follows]


         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 24th day of April 1998.


                                  IOMED, INC.



                                  By:
                                     -------------------------------------
                                     Robert J. Lollini,
                                     Vice President and Chief Financial Officer


                                  ELAN INTERNATIONAL MANAGEMENT, LTD.



                                  ----------------------------
                                  Name:
                                  Title:


                                  ELAN INTERNATIONAL SERVICES, LTD.



                                  ----------------------------
                                  Name:
                                  Title:

Agreed to:

BROCK FENSTERSTOCK SILVERSTEIN &
      MCAULIFFE LLC



----------------------------
Name:

                                                                      EXHIBIT B


                                  IOMED, Inc.
                              3385 West 1820 South
                           Salt Lake City, Utah 84104



VIA FACSIMILE
Elan International Services, Ltd.
102 St. James Court
Flatts Smiths FL04
Bermuda
Attention: Kevin Insley
Facsimile: 441-292-2224


                            NOTICE OF EFFECTIVENESS



Dear Kevin:

         Under the terms of Section 2 of that Amendment Agreement dated as of
April   , 1998 by and among IOMED, Inc., Elan International Services, Ltd.,
Elan International Management, Ltd. and Brock Fensterstock Silverstein & McAuliffe LLC (as escrow agent) be advised that we have received written notice from the U.S. Securities and Exchange Commission that the Registration
Statement on Form S-1, as amended by Amendment No.    filed on      199  ,
has been declared effective as of             .



                                               Sincerely,

                                               ---------------------
                                               Robert Lollini
                                               Chief Financial Officer


                                               ----------------------
                                               Date